STIFEL FINANCIAL CORP.
Form 8-K Dated January 14, 2008
Exhibit 99: Press Release

[Stifel Financial Corp. logo] Stifel Financial News

One Financial Plaza 501 North Broadway St. Louis, MO 63102 (314) 342-2000

For further information contact:

James M. Zemlyak, Chief Financial Officer
(314) 342-2228 zemlyakj@stifel.com

For Immediate Release

STIFEL FINANCIAL REPURCHASES 250,000 SHARES OF COMMON STOCK

ST. LOUIS, January 14, 2008 - Stifel Financial Corp. (NYSE:SF) announced today that it has repurchased 250,000 shares of its outstanding common stock from BankAtlantic Bancorp, Inc. (NYSE:BBX) in a privately negotiated transaction. The shares were purchased by Stifel Financial at $42.35 per share, the closing price on Friday, January 11, 2008. These shares had been initially acquired by BankAtlantic Bancorp on February 28, 2007 pursuant to the acquisition of Ryan Beck Holdings, Inc. by Stifel Financial. The repurchase transaction was effected pursuant to a previously announced authorization by Stifel Financial's Board of Directors to acquire shares of common stock to meet obligations under the company's employee benefit plans and for general corporate purposes. Under existing Board authorization the company is permitted to acquire an additional 1,340,555 shares of its common stock.

Stifel Financial Corp. is a financial services holding company headquartered in St. Louis, Missouri. Its principal subsidiary is Stifel, Nicolaus & Company, Inc., a full service retail and institutional brokerage and investment banking firm with 168 offices in 28 states and the District of Columbia and 3 European offices through Stifel Nicolaus Limited. Further information about Stifel can be found on the company's web site at www.stifel.com .

***